EXECUTION VERSION

                         THE ROYAL BANK OF SCOTLAND PLC
                                    as Lender

                    RBS CARDS SECURITISATION FUNDING LIMITED
                               as Loan Note Issuer

                              THE BANK OF NEW YORK
                               as Security Trustee

                    -----------------------------------------
                                LOAN NOTE ISSUER
                             EXPENSES LOAN AGREEMENT
                    -----------------------------------------

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                                    CONTENTS

Clause                                                                      Page

1.   Interpretation............................................................2
2.   The Facility..............................................................5
3.   Utilisation...............................................................5
4.   Interest..................................................................6
5.   Repayment.................................................................6
6.   Prepayment................................................................7
7.   Enforcement Event.........................................................8
8.   Enforcement And Subordination.............................................8
9.   Fees......................................................................9
10.  Section 840A Bank.........................................................9
11.  Assignment................................................................9
12.  Information, Benefit......................................................9

SCHEDULE 1   LOAN NOTE ISSUER'S REPRESENTATIONS AND WARRANTIES................10

SCHEDULE 2   AMORTISATION SCHEDULE............................................12

SCHEDULE 3   UTILISATION REQUEST..............................................13

SCHEDULE 4   UTILISATION NOTICE...............................................14

SCHEDULE 5   UTILISATION CONFIRMATION.........................................15

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THIS AGREEMENT is made on 1 February 2007

BETWEEN:

(1) THE ROYAL BANK OF SCOTLAND, PLC, a bank incorporated in Scotland, whose registered office is located at 36 St Andrew Square, Edinburgh EH2 2YB (the "Lender");

(2) RBS CARDS SECURITISATION FUNDING LIMITED, a private limited liability company incorporated in Jersey, whose registered office is located at Royal Bank House, 71 Bath Street, St. Helier, Jersey JE4 8PJ, Channel Islands (the "Loan Note Issuer"); and

(3) THE BANK OF NEW YORK, acting through its London branch, whose principal place of business is at One Canada Square, London E14 5AL, England (the "Security Trustee").

WHEREAS:

(A) The Loan Note Issuer proposes to issue series of Loan Notes. Each Loan Note will be constituted by the Security Trust Deed and the relevant Loan Note Supplement executed on or about the relevant Closing Date.

(B) On any Closing Date on which the Loan Note Issuer issues further Loan Notes, the Lender may, at the discretion of the Lender, advance funds to the Loan Note Issuer to provide for the funding of the Spread Account in respect of the relevant Series, on the terms and subject to the conditions contained herein.

(C) The Security Trustee has agreed to hold the Security on trust on the terms and conditions contained in the Security Trust Deed and any relevant Loan Note Supplement.

IT IS HEREBY AGREED as follows:-

1.    INTERPRETATION

1.1   Definitions

      Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 (Master Definitions Schedule) of the Master Framework Agreement dated 27 March 2000 as amended and restated on 28 September 2000 and 27 October 2005 and made between, among others, the Loan Note Issuer and the Security Trustee.

1.2   Incorporation of Common Terms

      The Common Terms apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement. As between the parties to this Agreement, this Agreement is a Transaction Document for the purposes of the Common Terms.

1.3   Conflict with Common Terms

      If there is any conflict between the provisions of the Common Terms and the provisions of this Agreement, the provisions of this Agreement shall prevail.


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1.4   Additional Definitions

      "Advance" has the meaning set out in Clause 2.2;

      "Amortisation Schedule" shall have the meaning set out in Clause 3.7;

      "Applicable Margin" means 1 per cent.;

      "Facility" means the subordinated expenses loan facility, the terms and conditions of which are set out in this Agreement;

      "Facility Limit" means (pound)14,477,000;

      "Final Repayment Date" means on any date of determination the final Interest Payment Date specified on such date in the relevant Amortisation Schedule;

      "Initial Interest Payment Date" means the first Interest Payment Date in respect of the Advance as specified in the Amortisation Schedule;

      "Interest Payment Date" means the Initial Interest Payment Date and each subsequent Distribution Date;

      "Interest Period" means the period from (and including) an Interest Payment Date (or, in the case of the first Interest Period for each Advance, the relevant Closing Date) to (but excluding) the next Interest Payment Date;

      "LIBOR" means the RBS column rate (expressed as a rate per annum) for one month sterling deposits as at 11.00 a.m. (London time) on the first Business Day of the relevant Interest Period (or, in the case of the first Interest Period, on the relevant Closing Date), as displayed on LIBOR08 on Reuters or such other page or pages as may replace LIBOR08 on that service for the purpose of displaying such information as determined by the Lender;

      "Loan Note Issuer Distribution Account" means the account with number 50452323 established in accordance with the bank account agreement dated 16 November 2005 between the Loan Note Issuer, RBSI and the Security Trustee and designated with reference to the relevant Series;

      "Loan Note Issuer Expenses Account" means the account with number 50452366 established in accordance with the bank account agreement, dated 16 November 2005, between the Loan Note Issuer, RBSI and the Security Trustee and designated with reference to the relevant Series;

      "Loan Note Issuer Expenses Loan" means the aggregate of all Advances from time to time outstanding, as such amount is reduced or increased from time to time by repayments or further advances hereunder;

      "Repayment Amount" has the meaning given to it in Clause 5.3 of this Agreement;

      "Repayment Date" has the meaning given to it in Clause 5.3 of this Agreement;

      "Series Spread Ledger" has the meaning given to the term "series spread ledger" in the Prospectus dated 28 July 2006;


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      "Utilisation  Confirmation"  means a notice in  substantially  the form of
      Schedule 5 (Utilisation Confirmation) from the Loan Note Issuer confirming the terms of the Utilisation Notice;

      "Utilisation Date" means the Closing Date;

      "Utilisation Notice" means a notice in substantially the form of Schedule 4 (Utilisation Notice) specifying the terms on which an Advance will be made by the Lender to the Loan Note Issuer;

      "Utilisation  Request"  shall mean a notice in  substantially  the form of
      Schedule 3 (Utilisation Request) requesting an Advance under the Facility; and

      "Warranty  Documents"  means the  Transaction  Documents to which the Loan
      Note Issuer is a party together with any other Transaction Documents that contain provisions that otherwise bind or confer rights upon the Loan Note Issuer.

1.5   Obligor/Obligee

      Paragraph 1 (Further Assurance) of the Common Terms applies to this Agreement as if set out in full in this Agreement and as if the Loan Note Issuer were the Obligor and the Lender and the Security Trustee were each Obligees for the purposes of such Paragraph.

1.6   Governing Law and Jurisdiction

      This Agreement and all matters arising from or connected with it shall be governed by English law in accordance with paragraph 27 (Governing Law) of the Common Terms. Paragraph 28 (Jurisdiction) of the Common Terms applies to this Agreement as if set out in full in this Agreement.

1.7   Representations and Warranties

      The Loan Note Issuer gives certain representations and warranties to the Lender and the Security Trustee on the Closing Date and on each Interest Payment Date on the terms set out in Schedule 1 (Loan Note Issuer's Representations and Warranties) to this Agreement.

1.8   The headings in this Agreement shall not affect its interpretation.

1.9 Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other genders and words denoting persons only shall include firms and corporations and vice versa.

1.10 Save where the contrary is indicated, any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be amended, varied, novated or supplemented.

2.    THE FACILITY

2.1 Subject to the terms of this Agreement, the Lender hereby makes available to the Loan Note Issuer an uncommitted unsecured term loan facility in an aggregate amount equal to the Facility Limit.

2.2 On the Closing Date but subject to the provisions of Clause 3 below, simultaneously with the issue of the Series 2007-A Loan Note by the Loan
      Note Issuer,  the Lender will, if it


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      has determined that it will make an advance and has received a Utilisation
      Confirmation from the Loan Note Issuer, advance to the Loan Note Issuer an amount (the "Advance") to be paid into the Spread Account and credited to the relevant Series Spread Ledger, in accordance with the Loan Note Issuer's instructions.

3.    UTILISATION

3.1 The Loan Note Issuer may seek to utilise the Facility on the Closing Date by delivering a Utilisation Request to the Lender by no later than noon (London time) on the Closing Date.

3.2 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

      3.2.1 the proposed Utilisation Date is a Business Day;

      3.2.2 it specifies the amount of the Advance to be made pursuant to the Utilisation Request; and

      3.2.3 it specifies the relevant Series Spread Ledger of the Spread Account for that Series.

3.3   Only one Advance may be requested in each Utilisation Request.

3.4 The Loan Note Issuer is deemed to repeat the representations referred to in Clause 1.7 (Representations and Warranties) on the date of each Utilisation Request, each Utilisation Confirmation and each Closing Date on which it receives an Advance in accordance with this Agreement.

3.5 If the Lender decides, in its absolute discretion and subject to satisfactory receipt of such conditions precedent as it may request (which may include, for the avoidance of doubt, legal opinions), to make an Advance pursuant to a Utilisation Request, the Lender will deliver to the Loan Note Issuer, by no later than noon (London time) on the Closing Date on which the Advance is to be made, a Utilisation Notice specifying the terms on which the Advance will be made including, without limitation, the Applicable Margin in respect of the Advance.

3.6 By no later than noon (London time) on the Closing Date on which the Advance is to be made, the Loan Note Issuer will deliver a Utilisation Confirmation to the Lender confirming the terms of the Advance as set out in the Utilisation Notice.

3.7 On or prior to the Closing Date on which the Advance is to be made following the receipt of a Utilisation Confirmation, the Lender will deliver to the Loan Note Issuer an amortisation schedule in respect of the Advance in substantially the form of Schedule 2 (Amortisation Schedule) attached hereto setting out the Repayment Amounts to be paid in relation to the Advance as well as clearly specifying the Initial Interest Payment Date in relation to the Advance (the "Amortisation Schedule").

4.    INTEREST

4.1 The periods for which any Advance is outstanding hereunder will be divided into periods which will correspond with the Interest Periods.


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4.2   Subject to Clause 7  (Enforcement  Event),  the Loan Note  Issuer will pay interest on any and all outstanding Advances, at the rate per annum which is the aggregate of (i) the Applicable Margin and (ii) LIBOR for the relevant Interest Period. Interest will accrue from day to day and will be calculated on the basis of actual days elapsed and a year of 365 days (or 366 days if the relevant Interest Period ends in a leap year) and will be (subject to Clause 7 (Enforcement Event)) payable in arrears on each Interest Payment Date.

4.3 To the extent that the aggregate of the monies available to the Loan Note Issuer in respect of any Series, as credited to the relevant Loan Note Issuer Distribution Account and subsequently transferred to the Loan Note Issuer Expenses Account, is on any Interest Payment Date (after taking into account all other payments to be made therefrom on such date in accordance with the Security Trust Deed and the relevant Loan Note Supplement in priority to such interest) less than the amount of interest then due to the Lender in respect of the Advance made in relation to that Series, payment of the amount of the shortfall in respect of that Series ("Relevant Deferred Interest") will be deferred to the extent of available funds, until the next Interest Payment Date thereafter on which funds are available to the Loan Note Issuer to pay such Relevant Deferred Interest; provided, however, that if any Relevant Deferred Interest remains outstanding after the relevant Final Repayment Date, the Relevant Deferred Interest will be repaid on the next and subsequent Interest Payment Date to the extent funds are available for such purpose and any liability in excess of such available funds shall be extinguished.

4.4 Any payments made by the Loan Note Issuer under this Agreement will be paid after deduction of withholding for tax where such deduction or withholding is required by law and there will be no obligation on the Loan
      Note Issuer to pay any additional amounts in respect of such withholding or deduction, notwithstanding the terms of any other documents to which it is a party. 4.5 The Lender will promptly notify the Loan Note Issuer and the Trust Cash Manager of each determination of LIBOR made pursuant to this Agreement.

4.6 In the absence of manifest error, a statement made by the Lender as to any amount of interest payable pursuant to this Clause 4 will be conclusive.

5.    REPAYMENT

5.1 The Loan Note Issuer shall procure that sums received on each Interest Payment Date from the Receivables Trustee and identified as principal amounts for the repayment of an Advance are deposited in the relevant Loan
      Note Issuer Distribution Account for that Series and subsequently credited to the relevant Loan Note Issuer Expenses Account for that Series.

5.2 Subject to Clause 7 (Enforcement Event) and the provisions of this Clause 5, any outstanding Advance will be repaid in monthly instalments on each Interest Payment Date as set out in the Amortisation Schedule then in effect in relation to that Series.

5.3 Each date on which an Advance will be repayable in whole or in an instalment as stated in the relevant Amortisation Schedule will be a "Repayment Date" and each amount so repayable a "Repayment Amount".


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5.4   Subject to Clause  5.5 below,  to the  extent  that the  aggregate  of the monies available to the Loan Note Issuer in the Loan Note Issuer Expenses Account in respect of any Series in accordance with the terms of the Security Trust Deed and the relevant Loan Note Supplement thereto, is (after taking into account all other payments to be made therefrom on such date in accordance with the Security Trust Deed and supplements thereto) on any Repayment Date insufficient to pay in full any Repayment Amount then due in respect of that Series, such Repayment Amount will be reduced by the amount of such shortfall and the next Repayment Amount in respect of any outstanding Advance in relation to that Series increased by the same amount; provided however, that if any part of the outstanding Advance made in relation to that Series ("Relevant Deferred Principal") remains
      outstanding   after  the  Final  Repayment  Date,  the  Relevant  Deferred
      Principal will be repaid on the next and subsequent Interest Payment Date to the extent funds are available for such purpose and any liability in excess of such available funds shall be extinguished.

5.5 In the event that an Amortisation Period commences in respect of the related Series then, on each subsequent Repayment Date during such period, the Repayment Amount scheduled to be paid on that date pursuant to Clause
      5.1 or Clause 5.2 will be the amount which is the lesser of:

      5.5.1 the amount standing to the credit of the relevant Loan Note Issuer Expenses Account relating to such Series at such time which has been allocated in accordance with the relevant Loan Note Supplement relating to such Series towards payment in respect of the Loan Note Issuer Expenses Loan; and

      5.5.2 the amount of the Loan Note Issuer Expenses Loan outstanding at such time.

6.    PREPAYMENT

6.1 The Loan Note Issuer may prepay the whole or any part of the Loan Note Issuer Expenses Loan on any Interest Payment Date to the extent of funds available for such purpose.

6.2 Any prepayment will on that Interest Payment Date first reduce the amount payable in respect of the Repayment Amounts which are payable on the Repayment Date furthest in time from such Interest Payment Date in priority to the Repayment Amounts payable on any other Interest Payment Date.

7.    ENFORCEMENT EVENT

      If the Security Trustee serves an Enforcement Notice on the Loan Note Issuer pursuant to the terms of any Loan Note, the Security Trustee will forthwith provide a copy thereof to the Lender and the Lender may, by notice to the Loan Note Issuer, declare all or any part of the Loan Note Issuer Expenses Loan, together with all interest thereon, subject always to Clause 8 (Enforcement and Subordination), to be immediately due and repayable.

8.    ENFORCEMENT AND SUBORDINATION

8.1 The Lender agrees with the Security Trustee and the Loan Note Issuer to be bound by the terms of the Security Trust Deed and each of the Loan Note Supplements and, in particular, confirms that no sum, whether in respect of principal or interest or otherwise relating to the Loan Note Issuer Expenses Loan, will be due and payable by the Loan


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      Note Issuer  except in accordance  with the priority of payments  provided for in the Security Trust Deed and each of the Loan Note Supplements, as applicable, unless and until all sums thereby required to be paid or provided for in priority thereto in relation to the relevant series have been paid or will be discharged in full.

8.2 The Lender will not take any steps for the purpose of receiving any debts whatsoever owing to it by the Loan Note Issuer pursuant to this Agreement or enforcing any rights arising out of this Agreement against the Loan
      Note Issuer or procuring the winding-up, administration or liquidation of the Loan Note Issuer in respect of any of its liabilities whatsoever.

8.3 The Lender agrees that it will not take any action or proceedings against the Loan Note Issuer to recover any amounts due and payable by the Loan
      Note Issuer to the Lender under this Agreement, except to the extent that the Loan Note Issuer has sufficient assets to meet the Lender's claim in full having taken into account all other liabilities both actual and contingent of the Loan Note Issuer which rank in priority to its liabilities to the Lender under this Agreement and so that the Loan Note Issuer will not be obliged to make any payment to the Lender hereunder if and to the extent that the making of such payment would cause or be likely to cause the Loan Note Issuer to be or become unable to pay its debts as they fall due.

8.4 Without prejudice to the foregoing provisions of this Clause, the Lender hereby covenants with the Loan Note Issuer and the Security Trustee that if, whether in the liquidation of the Loan Note Issuer or otherwise (and notwithstanding the provisions of this Clause 8.4), any payment (which shall include any set-off, combination or withholding) is received by it in respect of the Loan Note Issuer Expenses Loan or any interest thereon other than in accordance with the terms of this Agreement and the Security Trust Deed the amount so paid will be paid over to the Security Trustee forthwith upon receipt; provided however, that this Clause 8.4 will have effect only to the extent that it does not constitute or create and is not deemed to constitute or create any mortgage, charge or other security interest of any kind; provided, further, however, that as between the Security Trustee and the Loan Note Issuer or any liquidator thereof such amounts paid under this Clause 8.4 will be deemed to be paid and as between the Lender and the Loan Note Issuer or any liquidator thereof such amounts paid under this Clause 8.4 will be deemed not to have been paid.

8.5 The Lender hereby covenants with the Security Trustee that it will not set off or claim to set off the Loan Note Issuer Expenses Loan or any interest thereon or any part of either thereof against any liability owed by it to the Loan Note Issuer.

8.6 The Lender hereby covenants with the Loan Note Issuer that it will not take any corporate action or other steps or legal proceedings for the winding-up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of the Loan Note Issuer or of any or all of its revenues and assets.

9.    FEES

      Each of the parties hereto (other than the Security Trustee) will bear its own costs and expenses in connection with the negotiation, preparation and execution of this Agreement and no fees will be payable in connection herewith.


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10.   SECTION 840A BANK

      The Lender  warrants  that it is a Bank as  defined  for the  purposes  of
      Section 840A of the Income and Corporation Taxes Act 1988 and that it is beneficially entitled to all amounts regarded as interest for United
      Kingdom tax purposes received by it under this Agreement and will be within the charge to United Kingdom corporation tax as respects all such amounts.

11.   ASSIGNMENT

      Each of the parties hereto agrees that the Lender may not assign its rights hereunder and that the rights of the Loan Note Issuer hereunder may only be assigned to the Security Trustee.

12.   INFORMATION, BENEFIT

      The Lender shall provide to the Security Trustee such information and evidence in respect of any dealing between the Loan Note Issuer and the Lender under this Agreement or otherwise as the Security Trustee may request for the purpose of discharging the duties, trusts, powers, authorities and discretions vested in the Security Trustee in or under the Transaction Documents or by operation of law and the Loan Note Issuer hereby waives any right or duty of confidentiality which it may have or which may be owed to it by the Lender in respect of such information and evidence.

IN WITNESS WHEREOF the parties hereto have signed and executed this Agreement the day and year first above written.


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                                   SCHEDULE 1

                LOAN NOTE ISSUER'S REPRESENTATIONS AND WARRANTIES

1.    Management and Administration

      The Loan Note Issuer represents and warrants that its management, the places of residence of the majority of its directors, the place at which the meetings of its board of directors are held and the place from which its interests are administered are all situated in Jersey.

2.    No Subsidiaries, Employees or Premises

      The Loan Note Issuer represents and warrants that it has no branch office in any jurisdiction other than Jersey, no subsidiaries and no employees.

3.    Corporate Power

      The Loan Note Issuer has the requisite power and authority to:

3.1   enter into each Warranty Document to which it is a party; and

3.2 create and issue the Loan Notes and the Security, and to undertake and perform the obligations expressed to be assumed by it therein.

4.    Authorisation

      All acts, conditions and things required to be done, fulfilled and performed in order:

4.1 to enable the Loan Note Issuer lawfully to issue, distribute and perform the terms of the Loan Notes;

4.2 to enable the Loan Note Issuer lawfully to enter into each Warranty Document to which it is a party;

4.3 to enable the Loan Note Issuer lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in each Warranty Document;

4.4 to ensure that the obligations expressed to be assumed by it in the Loan Notes and each Warranty Document are legal, valid, binding and enforceable against it; and

4.5 to make the Loan Notes and each Warranty Document admissible in evidence in Jersey, Channel Islands, have been done, fulfilled and performed and are in full force and effect or, as the case may be, have been effected, and no steps have been taken to challenge, revoke or cancel any such authorisation obtained or effected.

5.    Execution

      The Warranty Documents to which it is a party have been duly executed by the Loan Note Issuer.


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6.    No Breach of Law or Contract

      The entry by the Loan Note Issuer into and the execution (and, where appropriate, delivery) of each Warranty Document to which it is intended to be a party and the performance by the Loan Note Issuer of its obligations under each Warranty Document do not and will not conflict with or constitute a breach or infringement by the Loan Note Issuer of:

6.1   the Loan Note Issuer's Memorandum and Articles of Association;

6.2   any Requirement of Law in force as at the date of this Agreement; or

6.3 any agreement, indenture, contract, mortgage, deed or other instrument to which the Loan Note Issuer is a party or which is binding on it or any of its assets.

7.    Valid and Binding Obligations

      The obligations expressed to be assumed by the Loan Note Issuer under each Warranty Document (other than the Loan Notes) are legal and valid obligations, binding on it and enforceable against it in accordance with their terms, except:

7.1 as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally;

7.2 as such enforceability may be limited by the effect of general principles of equity; and

7.3 obligations relating to stamp duties may be void by virtue of Section 117 of the Stamp Act 1891.


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                                   SCHEDULE 2

                              AMORTISATION SCHEDULE

The Initial Interest Payment Date in relation to the Advance will be 15 March 2007.

The Applicable Margin in respect of the Advance will be 1%.

               ** Period Represents Month in which amounts are to be paid **
            Period       Start Balance            Principal         End Balance
            1         (pound)14,477,000       (pound)14,477,000            0


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                                   SCHEDULE 3
                               UTILISATION REQUEST

From:        RBS Cards Securitisation Funding Limited

To:          The Royal Bank of Scotland plc
             135 Bishopsgate
             London
             EC2M 3UR

Attention:   John Stevenson

Dated:       1 February 2007

Dear Sirs

       RBS Cards Securitisation Funding Limited - Expenses Loan Agreement
                     dated 1 February 2007 (the "Agreement")

1. We refer to the Agreement. This is a Utilisation Request as defined in the Agreement. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.    We wish to borrow an Advance on the following terms:

      Closing Date in respect of such Advance:               1 February 2007

      Amount:                                               (pound)14,477,000

3. The proceeds of this Advance should be credited to the Series 2007-A Spread Ledger in the Spread Account held in the name of the Receivables Trustee for the benefit of the Loan Note Issuer at the Royal Bank of Scotland International Limited, Jersey - account number: 50452234; sort code: 16-10-28.

4. We confirm that each of the representations referred to in Clause 1.7 (Representations and Warranties) of the Agreement is repeated as at the date hereof.

5.    This Utilisation Request is irrevocable.

                                Yours faithfully


                        ................................
                            authorised signatory for
                    RBS Cards Securitisation Funding Limited

                                   SCHEDULE 4

                               UTILISATION NOTICE

From:       The Royal Bank of Scotland plc
            135 Bishopsgate
            London
            EC2M 3UR

Attention:  John Stevenson

To:         RBS Cards Securitisation Funding Limited

Dated:      1 February 2007

Dear Sirs

       RBS Cards Securitisation Funding Limited - Expenses Loan Agreement
                     dated 1 February 2007 (the "Agreement")

1. We refer to the Agreement. This is a Utilisation Notice as defined in the Agreement. Terms defined in the Agreement have the same meaning in this Utilisation Notice unless given a different meaning in this Utilisation Notice.

2. Further to the Utilisation Request dated 1 February 2007 requesting an Advance in the amount of (pound)14,477,000 to be made on 1 February 2007, we hereby notify you of our agreement to make an Advance subject to the following terms:

      Amount:                                            (pound)14,477,000

      Applicable Margin:                                    1 per cent.

      Closing Date on which Advance to be made:           1 February 2007

      Initial Interest Payment Date:                       15 March 2007

3. We will provide you with an Amortisation Schedule in respect of the Advance on the Closing Date on which the Advance is to be made as specified above.

4. Upon receipt of this Utilisation Notice, please confirm your agreement to the terms of the Advance by signing and returning a Utilisation Confirmation by no later than noon (London time) on the Closing Date on which the Advance is to be made.

                                Yours faithfully


                          .............................
                            authorised signatory for
                         The Royal Bank of Scotland plc

                                   SCHEDULE 5

                            UTILISATION CONFIRMATION

From:       RBS Cards Securitisation Funding Limited

To:         The Royal Bank of Scotland plc
            135 Bishopsgate
            London
            EC2M 3UR

Attention:  John Stevenson

Dated:      1 February 2007

Dear Sirs

       RBS Cards Securitisation Funding Limited - Expenses Loan Agreement
                     dated 1 February 2007 (the "Agreement")

1. We refer to the Agreement. This is a Utilisation Confirmation as defined in the Agreement. Terms defined in the Agreement have the same meaning in this Utilisation Confirmation unless given a different meaning in this Utilisation Confirmation.

2. We hereby notify you of our agreement to the terms of the Advance specified in the Utilisation Notice dated 1 February 2007.

3. The proceeds of the Advance should be credited to the Series 2007-A Spread Ledger in the Spread Account, as specified in the Utilisation Notice.

                                Yours faithfully

                            ........................
                            authorised signatory for
                    RBS Cards Securitisation Funding Limited

                                 EXECUTION PAGE

RBS CARDS SECURITISATION FUNDING LIMITED

By:

                                                                  Process Agent:
                                             Clifford Chance Secretaries Limited
                                                            10 Upper Bank Street
                                                                  London E14 5JJ


THE BANK OF NEW YORK, LONDON BRANCH

By:


THE ROYAL BANK OF SCOTLAND PLC

By: